UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2016

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 25, 2016, United Development Funding IV (the “Trust”) received written notice that the Nasdaq Hearings Panel (the “Panel”) has determined to continue the listing of the Trust’s common shares on The Nasdaq Global Select Market subject to the condition that, on or before September 12, 2016, the Trust evidences compliance with Nasdaq Listing Rule 5250(c)(1) by filing all necessary periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

As previously disclosed in Current Reports on Form 8-K filed with the SEC on March 21, 2016 and June 3, 2016, the Trust received notice on March 17, 2016 from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) stating that because the Trust had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2015 with the SEC, it was not in compliance with the continued listing requirement set forth in Nasdaq Listing Rule 5250(c)(1). In response to such notice, on May 16, 2016, the Trust submitted to Nasdaq a plan to regain compliance with the applicable listing rule. On May 26, 2016, the Trust received a determination letter from the Staff stating that the Staff had determined to deny the Trust’s request for continued listing on Nasdaq due to the Trust’s continued non-compliance with the applicable listing rule.

The Trust then timely requested a hearing before the Panel to address the Staff's determination. The hearing was held on July 7, 2016, at which the Trust presented its plan to evidence compliance with all applicable criteria for continued listing on The Nasdaq Global Select Market for the Panel’s consideration.

On July 25, 2016, the Panel determined to continue the listing of the Trust’s common shares on The Nasdaq Global Select Market subject to the aforementioned conditions. The Trust is working diligently to complete and file all necessary periodic reports with the SEC as soon as practicable; however, there can be no assurance that the Trust will be able to do so within the period granted by the Panel. In the event the Trust is unable to satisfy the terms of the Panel’s decision, the Panel may issue a final determination to delist the Trust’s securities and suspend trading of the Trust’s securities on The Nasdaq Global Select Market.

As disclosed in the Trust’s Current Report on Form 8-K filed with the SEC on February 22, 2016, trading in the Trust’s securities on The Nasdaq Global Select Market has been halted. Trading in the Trust’s securities will remain halted at least until the Trust has become fully current in its periodic filing obligations with the SEC, and no assurance can be given regarding the resumption of regular trading of the Trust’s securities.

Item 8.01	Other Events.

On July 26, 2016, the Trust issued a press release regarding the Panel’s determination to continue the listing of the Trust’s securities, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of United Development Funding IV, dated July 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: July 26, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of United Development Funding IV, dated July 26, 2016.